Exhibit 10.33

CREDIT AGREEMENT

Dated as of November 13, 2018

among

ASBURY AUTOMOTIVE GROUP, INC.,
as the Company,

CERTAIN OF ITS SUBSIDIARIES,
as Borrowers,

and

BANK OF AMERICA, N.A.,
as Lender

i

SCHEDULES
Schedule 2.01    Financed Properties and Loan Amounts
Schedule 4.01(a)(i)     Closing Date Mortgages
Schedule 4.01(a)(iv)     Good Standing Jurisdictions and Foreign Qualifications
Schedule 5.06    Litigation
Schedule 5.08    Ownership of Property
Schedule 5.12(d)    Pension Plan Liability
Schedule 5.13    Subsidiaries; Addresses
Schedule 5.19    Franchise and Framework Agreements
Schedule 5.27    Leases
Schedule 6.10    Post-Closing Items
Schedule 9.02    Lender’s Office; Certain Addresses for Notices

EXHIBITS    Form of

Exhibit A    Loan Notice
Exhibit B    Master Note
Exhibit C    Guaranty
Exhibit D    Joinder Agreement
Exhibit E    Subordination and Attornment Agreement
Exhibit F    Opinion Matters
Exhibit G    U.S. Tax Compliance Certificates

v

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of November 13, 2018, among ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto as borrowers pursuant to Section 2.10 (each such Subsidiary, a “Borrower” and collectively, the “Borrowers”) and BANK OF AMERICA, N.A., as lender (the “Lender”).
WHEREAS, the Company and the Borrowers have requested that the Lender make loans and other financial accommodations to the Borrowers in an aggregate amount of up to $128,120,500.00.
WHEREAS, the Lender has agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Added Property” has the meaning specified in the definition of “Collateral Substitution”.
“Adjusted FIRREA Appraisal Value” means, with respect to a Financed Property, the value set forth for such Financed Property in the most recent FIRREA Appraisal, as accepted by the Lender following its internal review and, if applicable, adjustment thereof by the Lender, based on criteria and factors then generally used and considered by Lender in determining the value of similar real estate properties and any applicable rules or regulations adopted by any Governmental Authority. The Adjusted FIRREA Appraised Value of each Financed Property (other than an Added Property) is set forth on Schedule 2.01.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Applicable Rate” means a per annum rate equal to:
(a)    with respect to Eurodollar Rate Loans, 1.90%; and
(b)    with respect to Base Rate Loans, 0.90%.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Austin Financed Property” means the Financed Property located at 13573 Research Boulevard, Austin, Texas.
“Automatic Debit Date” means the first Business Day of a calendar month.
“Availability Period” means the period from and including the Closing Date to the earliest of (i) the date that is one year after the Closing, (ii) the date of termination of the Commitment pursuant to Section 2.04, and (iii) the date of termination of the commitment of Lender to make Loans pursuant to Section 8.02,
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrowings” means a borrowing consisting of simultaneous Loans of the same Type made by the Lender pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 9.01.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means, collectively, the interests in real property, fixtures, related real property interests, related contracts and proceeds of the foregoing in which a Lien is granted or purported to be granted pursuant to the Mortgages.
“Collateral Substitution” means the removal of all or a portion of a Financed Property (such Financed Property or portion thereof, a “Removed Property”) from the Property Pool (and the release of any Liens of the Lender on such Removed Property and any Collateral related to such Removed Property, as applicable) substantially simultaneously with, and in any event on the same day as, the addition of a different Financed Property (the “Added Property”) to the Property Pool; provided that, (i) there shall exist no Default or Event of Default at the time of any such Collateral Substitution, (ii) any such Collateral Substitution shall be subject to satisfaction of those requirements set forth in Section 4.02 and such Added Property (and any Collateral related to such property) shall be subject to a Mortgage and Real Estate Support Documents, (iii) in the event any Subsidiary which owns or leases the real property proposed to be Added Property in connection with such Collateral Substitution is not an existing Borrower or Subsidiary Guarantor, as the case may be, such Subsidiary shall have complied with the provisions of Section 6.05 prior to or substantially simultaneously with the addition of such proposed Added Property to the Property Pool, (iv) the Company shall have paid all fees related to any such Collateral Substitution, and (v) in the event of a Collateral Substitution for a portion of a Financed Property, such substitution shall be effected in connection with a Permitted Financed Property Disposition.
“Collateral Substitution Test” shall mean:
(i) with respect to a Collateral Substitution of an entire Financed Property, that the Lender shall have received a FIRREA Appraisal of the Added Property dated no more than six (6) months before such Collateral Substitution which evidences an Adjusted FIRREA Appraisal Value of the

Added Property equal to at least the Initial FIRREA Appraisal Value of the Initial Financed Property associated with the Related Loan applicable to such Removed Property; and
(ii) with respect to a Collateral Substitution of a portion of a Financed Property (such Financed Property (including the respective Removed Property and the respective Remaining Property) being referred to as, the “Subject Financed Property”), that:
(x)    the Lender shall have received FIRREA Appraisals dated no more than six (6) months before such Collateral Substitution of (1) the portion of the Financed Property that will remain as Collateral after Collateral Substitution (the “Remaining Property”) and (2) any Added Property proposed to be added to the Property Pool in connection with such Collateral Substitution; and
(y)    (1) the Adjusted FIRREA Appraisal Value of the Remaining Property, plus the Adjusted FIRREA Appraisal Value of any such Added Property shall be equal to at least the Initial FIRREA Appraisal Value of the Initial Financed Property associated with the Related Loan applicable to such Subject Financed Property or (2) in the event the proportionate amount of the Initial Adjusted FIRREA Appraisal Value associated with such Removed Property is readily identifiable by the applicable initial FIRREA Appraisal for such Subject Financed Property (as determined by Lender), the Adjusted FIRREA Appraisal Value of any such Added Property shall be equal to at least such readily identifiable proportionate amount of such Initial FIRREA Appraisal Value (and in which case of this clause (2), the FIRREA Appraisal referenced in clause (x)(1) above shall not be required to be delivered to Lender).
“Commitment” means the Lender’s obligation to make Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount not to exceed $128,120,500.00.
“Company” has the meaning specified in the introductory paragraph hereto.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC or pursuant to a Delaware LLC Division.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“Environmental Issue” means, with respect to a Financed Property, any potential or existing Environmental Liability relating to such Financed Property that is identified in any environmental reports obtained by any Borrower as requiring further remediation or investigation, including, without limitation, any potential Environmental Liability of which any Borrower or any Borrower’s environmental consultant becomes aware.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“Eurodollar Rate” means:
(a)    With respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Lender, as published on the Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;
provided that to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Lender.
A Loan bearing interest at the Eurodollar Rate may be (a) borrowed on any day (whether or not it is the first day of the applicable Interest Period) and (b) repaid or converted to a different Type of Loan on any day (whether or not it is the last day of an Interest Period) without giving rise to any additional payment for “break funding” losses.
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, the joint and several liability of such Loan Party for, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof or joint and several liability therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.18 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, the joint and several liability of such Loan Party or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition. The parties hereto agree that if any Loan Party has granted a Lien on any Collateral of such Loan Party pursuant to any Security Instrument, the obligations secured by such Lien shall exclude any Excluded Swap Obligation with respect to such Loan Party, and such Security Instrument is hereby deemed amended to effect such exclusion.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of the Lender, its Lender’s Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which the Lender changes its Lender’s Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable to the Lender immediately before it changed its Lender’s Office, and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Commitment has terminated, and (b) all Obligations have been indefeasibly paid in full in cash (other than (x) contingent indemnification obligations as to which no claim has been made and (y) obligations and liabilities under Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Lender.
“Financed Property” means a real property parcel (and improvements related thereto) which (a) is owned in fee by a Borrower and located at or near a dealership or otherwise used or to be used by a dealership in its business, (b) is located in any state of the United States of America or the District of Columbia, (c) has been identified as a Financed Property with respect to any Loans on the applicable Loan Notice and (d) is one of the properties identified on Schedule 2.01 or an Added Property that has been added pursuant to a Collateral Substitution in accordance with the terms hereof. The Lender may revise Schedule 2.01 from time to time to reflect any Added Property that has been added to the Property Pool, or any Removed Property that has been removed from the Property Pool, from time to time.
“FIRREA Appraisal” means an appraisal of a Financed Property that is commissioned by the Lender and satisfies the requirement of the Federal Institutions Reform, Recovery and Enforcement Act or is otherwise acceptable to the Lender in its sole discretion.
“Flood Hazard Property” means any real property with respect to which the Lender requests a flood hazard determination in its sole discretion and which is determined to be in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Flood Requirements” means the following, with respect to any Flood Hazard Property, in each case in form and substance satisfactory to the Lender: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Lender (i) as to the fact that such real property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Lender and naming the Lender as lender’s loss payee; (b) copies of insurance policies or certificates of insurance of the applicable Loan Parties and naming the Lender as lender’s loss payee; and (c) property level information sufficient for the Lender to determine the adequacy of flood insurance.
“Foreign Lender” means, in the event of an assignment pursuant to Section 9.06 any Lender that is organized under the Laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Framework Agreement” means a framework agreement, in each case between the Company or any Subsidiary and a manufacturer or distributor of Vehicles.
“Franchise Agreement” means any dealer franchise agreement, dealer sales and service agreement or similar agreement.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness (the “primary obligations”) payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such primary obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such primary obligations of the payment or performance of such primary obligations, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such primary obligations, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such primary obligations of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any primary obligations of any primary obligor, whether or not such primary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such primary obligation to obtain any such Lien). The amount of any Guarantee (other than a Guarantee of the type described in clause (b) above) shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as reasonably determined by the guaranteeing Person in good faith. The amount of any Guarantee of the type described in clause (b) above shall be deemed to be an amount equal to the lesser of (x) the fair market value of the property subject to such Lien and (y) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. The term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.
“Guaranty” means the Guaranty Agreement made by the Guarantors in favor of the Lender, substantially in the form of Exhibit C as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.05 and as otherwise supplemented, amended, or modified from time to time.
“Guarantors” means, collectively, (a) the Company, (b) the Subsidiary Guarantors, and (c) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party under any Swap Contract and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guarantee with respect to all Swap Obligations, each Borrower.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII, is the Lender or an Affiliate of the Lender, or (b) at the time it (or its Affiliate) becomes the Lender, is a party to a Swap Contract not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the original specified due date thereof, or if such trade account payable has no specified due date, the date on which such trade account payable was created);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Indebtedness of the type described in clause (e) above to the extent the recourse for such Indebtedness is limited to recourse against the property subject to the Lien described in clause (e) shall be deemed to be an amount equal to the lesser of (x) the fair market value of the property subject to such Lien and (y) the outstanding amount if indebtedness secured by such Lien. The term “Indebtedness” shall not include (x) customer deposits and interest payable thereon in the ordinary course of business or (y) indebtedness to the extent that it has been defeased or satisfied and discharged in accordance with the terms of the documents governing such indebtedness; provided that (i) to the extent the deposit of assets with the applicable holders (or trustee on behalf of such holders) is required in connection with the defeasance or satisfaction and discharge of such indebtedness, such assets are limited to cash and cash equivalents and (ii) none of the assets associated with such defeasance, or any income earned on such assets, shall be included in the calculation of any financial covenant or ratio or incurrence test hereunder, any borrowing base hereunder or the Prepayment Test Amount.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 9.04(b).

“Indenture” means that certain Indenture, dated as of December 4, 2014 (as amended, supplemented and otherwise modified prior to the date hereof, and as further amended, supplemented or otherwise modified from time to time to the extent permitted hereunder), governing the $600,000,000 aggregate principal amount of outstanding 6.0% Senior Subordinated Notes due 2024 of the Company.
“Information” has the meaning specified in Section 9.07.
“Initial Financed Property” means, with respect to any Related Loan, each Financed Property as it existed at the time it was financed by such Loan on the Closing Date or during the Availability Period, as applicable.
“Initial FIRREA Appraisal Value” means, with respect to any Initial Financed Property, the Adjusted FIRREA Appraisal Value applicable to such Initial Financed Property at the time the initial Related Loan was made for such Initial Financed Property.
“Interest Payment Date” means the Automatic Debit Date of each calendar month.
“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit D, executed and delivered by a Subsidiary or any other Person to the Lender, pursuant to Section 6.05.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lease” means each operating lease or capital lease of all or any portion of a Financed Property, including but not limited to those leases set forth on Schedule 5.26.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lender’s Office” means, the Lender’s address and, as appropriate, account as set forth on Schedule 9.02, or such other address or account as the Lender may from time to time notify to the Company.
“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” has the meaning specified in Section 2.01(a).
“Loan Documents” means this Agreement, the Master Note, each Mortgage, each other Security Instrument, any Joinder Agreement and the Guaranty.
“Loan Notice” means a notice of (a) a Borrowing relating to one or more Financed Properties, or (b) a conversion of Loans from one Type to the other, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Loan Parties” means, collectively, the Company, each Borrower, each Guarantor, and each Person (other than the Lender or any landlord executing a landlord waiver) executing a Security Instrument.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Marietta/2086 Cobb Financed Property” means the Financed Property located at 2086 Cobb Parkway SE, Marietta, Georgia.
“Marietta/2086 Cobb Cell Tower Lessee” means the current lessee of a portion of the Marietta/2086 Cobb Financed Property for use as the site of a cell tower.
“Marietta/2086 Cobb Restaurant Lessee” means the current lessee of a portion of the Marietta/2086 Cobb Financed Property for use as a restaurant.
“Master Note” means a master promissory note made by the Borrowers in favor of the Lender, evidencing Loans made by the Lender, substantially in the form of Exhibit B.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Lender under any Loan Document, or of ability of the Loan Parties taken as a whole to perform their respective obligations under the respective Loan Documents to which any of them is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties taken as a whole of the Loan Documents.
“Maturity Date” means the earlier of (i) November 13, 2025, (ii) the maturity date of the Syndicated Credit Agreement (as amended from time to time, including amendments which extend the maturity date thereunder) if such maturity date is earlier than July 25, 2021, (iii) April 25, 2021, if the Syndicated Credit Agreement is not refinanced, replaced or restated prior to April 25, 2021 or the maturity date of the Syndicated Credit Agreement has not been extended beyond July 25, 2021 and (iv) if the Syndicated Credit Agreement is refinanced, replaced or restated with a credit facility having a maturity date prior to November 13, 2025, or if the maturity date of the Syndicated Credit Agreement has been extended beyond July 25, 2021 but before November 13, 2025, such prior maturity date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Memorandum of Lease” means each memorandum of lease of all or any portion of a Financed Property.
“Mortgage Permitted Liens” means, with respect to any Financed Property, the “Permitted Liens” as defined in the Mortgage for such Financed Property.
“Mortgaged Property” means, with respect to any Financed Property, the “Mortgaged Property” as defined in the Mortgage related to such Financed Property.
“Mortgages” means, collectively, the mortgages, deeds of trust or security deeds now or hereafter encumbering any portion of any Borrower’s interests in the Financed Properties and other property as described therein in favor of, or for the benefit of, the Lender.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and has never been registered.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that Obligations of a Loan Party shall exclude any Excluded Swap Obligation with respect to such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).
“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of all Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, after the effective date of the Pension Act, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Financed Property Disposition” means a sale of a Financed Property in whole or in part by a Borrower, provided that (i) such Financed Property is sold at a time when no Default or Event of Default exists, (ii) such sale shall be on fair and reasonable terms substantially as favorable to such Borrower as would be obtainable by such Borrower at the time in an arm’s-length commercial transaction, (iii) substantially simultaneously with such sale, such Borrower shall either (x) repay to the Lender in full the entire outstanding principal balance of the Loan associated with such Financed Property and all accrued and unpaid interest and any fees associated therewith or (y) effectuate a Collateral Substitution pursuant to the terms and conditions of this Agreement, and (iv) in the event of any such Collateral Substitution, the Collateral Substitution Test shall have been met.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Principal Amortization Payment Date” means, with respect to any Loan made as of the Closing Date, the first Business Day of each January, April, July and October commencing January 1, 2019, and with respect to any Loan made after the Closing Date, the first Business Day of each January, April, July and October which is more than 90 days after the date on which such Loan as made.
“Property Pool” means, collectively, as of any date, the Financed Properties constituting Collateral as of such date.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate Support Documents” means, for each Financed Property, (a) mortgagee title insurance policies (in amounts and with endorsements reasonably acceptable to the Lender and insuring over, and without exception for, any then existing or future mechanics, materialmen or similar Liens), and such surveys (certified to the Lender and applicable title insurance company), zoning reports, appraisals (including FIRREA Appraisals), environmental reports (including Phase I and if requested by the Lender, Phase II environmental assessments) and other mortgage-related documents, as the Lender may reasonably request, (b) a lessee estoppel, subordination and attornment agreement in substantially the form attached hereto as Exhibit E, or such other form as the Lender may accept in its sole discretion, (c) third party consents, flood hazard certifications, and evidence of flood insurance (if required), as the Lender may reasonably request; and (d) such lessee’s affidavits and opinions of local counsel with respect to the Mortgages as the Lender may reasonably request. Each Phase I or Phase II environmental assessment described above shall be (i) prepared by an environmental expert acceptable to the Lender and (ii) dated as of a date within twelve (12) months before the Closing Date (or, if the applicable Financed Property is an Added Property, a date within twelve (12) months before the date of addition of such property to the Property Pool).
“Recipient” means the Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Related Loan” means, with respect to any Financed Property, (a) the Loan made with respect to such Financed Property or (b) the Loan made with respect to another Financed Property that was replaced by such Financed Property (either directly through a Collateral Substitution or indirectly through a series of successive Collateral Substitutions).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Remaining Property” has the meaning specified in the definition of “Collateral Substitution Test”.
“Removal Event” has the meaning specified in the definition of “Syndicated Credit Agreement”.
“Removed Property” has the meaning specified in the definition of “Collateral Substitution”.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Revolving Administrative Agent” has the meaning specified in the definition of Syndicated Credit Agreement.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is (a) entered into by and between any Loan Party and any Hedge Bank and (b) related to any Loan or portion thereof.
“Security Instruments” means, collectively or individually as the context may indicate, the Mortgages and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower, any other Loan Party or any other Person shall grant or convey to the Lender a Lien on, or any other Person shall acknowledge any such Lien on, property as security for all or any portion of the Obligations, any other obligation under any Loan Document.
“Specified Financed Properties” means the Financed Properties owned by Atlanta Real Estate Holdings L.L.C. and located at 2551 The Nalley Way, Atlanta, GA 30360, 2550 The Nalley Way, Atlanta, GA 30360 and 2500 The Nalley Way, Atlanta, GA 30360.
“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.18).

“Subordination and Attornment Agreement” has the meaning specified in Section 7.06.
“Subsequent Provision” means (a) any amendment to, consent to, or waiver of any covenant or agreement contained in Article VI (Affirmative Covenants) or Article VII (Negative Covenants) of the Syndicated Credit Agreement which has been incorporated by reference into Article VI (Affirmative Covenants) or Article VII (Negative Covenants) or (b) any covenant or agreement that is added to Article VI (Affirmative Covenants) or Article VII (Negative Covenants) of the Syndicated Credit Agreement, in each case after the date hereof (and including pursuant to any amendment or restatement of the Syndicated Credit Agreement), as such amended or additional covenant, or agreement is in effect on the date so amended or added (without giving effect to any subsequent amendment or other modification thereof unless the terms thereof qualify as a “Subsequent Provision” hereunder); provided that, in the event Bank of America shall have received any amendment, consent, waiver or work fee in its capacity as a “Lender” under the Syndicated Credit Agreement in connection with such amendment, consent, amendment and restatement, waiver or agreement, (a “Syndicated Lender Fee”), in order for such amendment, consent, amendment and restatement, wavier or agreement to be considered a “Subsequent Provision” hereunder, the Lender shall have received fees equal to (x) fifty percent (50%) times (y) the basis points used in calculating the Syndicated Lender Fee times (z) the Outstanding Amount, received by Bank of America (in its capacity as a lender) under the Syndicated Credit Agreement; provided further however, (A) such fees shall not exceed five (5) basis points of the Outstanding Amount and (B) such fees shall only be required to be paid in the case when such Subsequent Provision provides an accommodation to or is otherwise less restrictive on the Company and its Subsidiaries than the covenants and agreements in effect immediately prior to such Subsequent Provision.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guarantors” means, collectively, all Subsidiaries executing the Guaranty on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement as a Subsidiary Guarantor.
“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).
“Syndicated Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of July 25, 2016 among the Company, as a Borrower, certain of its Subsidiaries as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent (in such capacity, the “Revolving Administrative Agent”), Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender and Used Vehicle Floorplan Swing Line Lender and L/C Issuer, and the other lenders party thereto, as the same Second Amended and Restated Credit Agreement may be amended, amended and restated, modified, supplemented or replaced from time to time, provided, that, at the time upon which Bank of America (i) is no longer the Revolving Administrative Agent or (ii) is no longer the left-lead arranger (either event of clause (i) or (ii) above being hereinafter referred to as a “Removal Event”) under such facility (including any such replacement facility), any references herein to the Syndicated Credit Agreement shall be to the Syndicated Credit Agreement as in effect immediately prior to such Removal Event. In the event that (x) all outstanding loans and other obligations under the then existing Syndicated Credit Agreement have been paid in full (other than (1) contingent indemnification obligations as to which no claim has been made and (2) obligations and liabilities under secured hedge agreements as to which arrangements satisfactory to the applicable hedge bank have been made), (y) all commitments under such Syndicated Credit Agreement have terminated and (z) such Syndicated Credit Agreement has not been replaced by a credit agreement that constitutes a Syndicated Credit Agreement (such event satisfying all of conditions (x), (y) and (z) being referred to as an “SCA Termination Event”), any references herein to the Syndicated Credit Agreement shall be to the Syndicated Credit Agreement as in effect immediately prior to such SCA Termination Event.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” mean the United States of America.
“Used Vehicle” means a Vehicle other than a New Vehicle.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Vehicle” means any automobile or truck approved for highway use by any State of the United States.
“2013 Real Estate Credit Agreement” means the Credit Agreement dated as of September 26, 2013 among the Company, certain of its Subsidiaries, as Borrowers, and Bank of America, N.A., as lender, as the same Credit Agreement may be amended, amended and restated, modified, supplemented or replaced from time to time.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Any capitalized terms used herein but not defined herein that are defined in the UCC shall have the respective meanings assigned to such terms in the UCC. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or any allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Lender shall so request, the Lender and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything else set forth herein, any lease that was or would have been treated as an operating lease under GAAP as in effect on the Closing Date that would become or be treated as a capital lease solely as a result of a change in GAAP after the Closing Date shall always be treated as an operating lease for all purposes and at all times under this Agreement; provided that, the Company shall nonetheless provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.04    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.05    References to Defined Terms in the Syndicated Credit Agreement.
(a)    The following terms shall have the meanings assigned thereto in the Syndicated Credit Agreement, as of the date hereof:
(i)    Acquisition,
(ii)    Aggregate Revolving Commitments,
(iii)    Approved Fund,
(iv)    Available Unused Revolving Commitments,
(v)    Investment,
(vi)    New Vehicle Floorplan Commitments,
(vii)    Permitted Floorplan Indebtedness,
(viii)    Permitted Liens,
(ix)    Permitted Real Estate Debt,
(x)    Restricted Subsidiary,
(xi)    Revolving Commitments,
(xii)    Subordinated Indebtedness,
(xiii)    Subordinated Indenture Indebtedness, and
(xiv)    Used Vehicle Floorplan Commitments.
(b)    The following terms shall have the meanings assigned thereto in the Syndicated Credit Agreement in effect from time to time (including all related defined terms referred to therein), provided that, in the event of any Removal Event, any references to such terms shall be as such terms were defined in the Syndicated Credit Agreement as in effect immediately prior to such Removal Event:

(i)    Change of Control, and
(ii)    Threshold Amount.
ARTICLE II.    THE COMMITMENTS AND LOANS
2.01    Loans. Subject to the terms and conditions set forth herein, the Lender agrees to make up to fourteen (14) term loans (each such term loan, a “Loan”) to the Borrowers from time to time on any Business Day during the Availability Period; provided however, that, (a) each Loan shall be made to the applicable Borrower with respect to a single Financed Property (except that in the case of the Specified Financed Properties, a Loan may be made to the applicable Borrower with respect to all three Specified Financed Properties) identified in the Loan Notice for such Loan (it being understood and agreed that any Financed Property may only be used for one such Loan); (b) each Loan shall be made only on a Business Day; (c) more than one Loan may be made on the same day, but the number of days on which Loans are made shall not exceed four (4) in the aggregate; (d) after giving effect to any Borrowing, the aggregate Outstanding Amount shall not exceed the Lender’s Commitment; (e) the aggregate principal amount of the applicable Loan with respect to any Financed Property or Financed Properties (i) identified on Schedule 2.01 shall not exceed the amount indicated with respect to such property or properties under the column “Maximum Amount” on Schedule 2.01 or (ii) included in the Property Pool pursuant to clause (e)(ii) below shall not exceed an amount equal to eighty-five percent (85%) of the Adjusted FIRREA Appraisal Value of such Financed Property; and (f) no Loan shall be advanced with respect to any Financed Property other than those properties (i) listed on Schedule 2.01 or (ii) for which all the requirements set forth in Section 4.02(d) have been satisfied. The principal amount of each Loan outstanding hereunder from time to time shall bear interest, and the Loans shall be repayable, in each case, as herein provided. No amount of any Loan repaid or prepaid by any Borrower may be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. No Financed Property may be the subject of more than one Loan.

2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing and each conversion of Loans from one Type to the other shall be made upon the Company’s irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than 1:00 p.m. (i) one Business Day prior to the requested date of any Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided that any such notice of Borrowing delivered in connection with initial funding on the Closing Date may be provided on the Closing Date. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or converted, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) the applicable Borrower and (vi) the applicable Financed Property or Financed Properties. If the Company fails to provide a timely Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Loan in a Loan Notice, then the applicable Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.
(b)    Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Borrowing, Section 4.01), the Lender shall make all funds available to the applicable Borrower either by (i) crediting the account of such Borrower on the books of the Lender with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Company.
(c)    The Lender shall promptly notify the Company of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Lender shall notify the Company of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
2.03    Prepayments; Termination or Reduction of Commitment.
(a)    Each Borrower may, upon notice by the Company to the Lender, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 1:00 p.m. on the date of prepayment of such Loans; (ii) any prepayment of Loans shall be (A) in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or (B) in the case of the prepayment in full of any Loan with respect to a particular Financed Property or particular Financed Properties, in the aggregate outstanding amount of the Loan made in connection with such Financed Property or Financed Properties and all accrued but unpaid interest thereon. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid and the particular Financed Property or Financed Properties relating to each Loan being prepaid. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each such prepayment shall be applied to the remaining installments of principal of the Loans in the inverse order of maturity.
(b)    If for any reason the Outstanding Amount at any time exceeds the Commitment then in effect, the Borrowers shall immediately prepay Loans in an aggregate amount equal to such excess. The Lender, in its sole discretion, shall determine which Loans (or portions thereof) are deemed prepaid by such prepayment.
(c)    If the Austin Financed Property or any building located at such Financed Property is damaged or destroyed to such an extent that, under applicable Law, such Financed Property or such building may not be repaired, redeveloped or rebuilt or such Financed Property may not be used as a Vehicle dealership (an “Austin Casualty Event”), then the Borrowers shall, within twelve (12) months after the date of such Austin Casualty Event, either: (a) repay to the Lender the entire outstanding principal balance of any Loan associated with the Austin Financed Property and all accrued and unpaid interest and any fees associated therewith, (b) obtain an amendment to, or a variance under, such Law so that such repair, redevelopment or rebuilding is permitted and the Austin Financed Property may continue to be used as a Vehicle dealership at all times after the end of such 12-month period, or (c) effectuate a Collateral Substitution for the entire Austin Financed Property pursuant to the terms and conditions of this Agreement, and, in the case of such a Collateral Substitution, satisfy the Collateral Substitution Test.
2.04    Repayment of Loans.
(a)    Each Borrower shall make quarterly amortization payments with respect to each of its respective Loans on each Principal Amortization Payment Date. Each such quarterly amortization payment shall be in an amount equal to 1.25% of the initial principal amount of such Loan.
(b)    The Borrowers shall repay to the Lender on the date of any Permitted Financed Property Disposition any amounts required to be paid as set forth in the definition of “Permitted Financed Property Disposition.”
(c)    The Borrowers shall repay to the Lender on the Maturity Date the aggregate principal amount of Loans outstanding on such date.
2.05    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)
(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Upon the request of the Lender, if any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Lender, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the applicable Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.06    Automatic Debit Authorization. The Company and each Borrower hereby agree that interest on Loans and principal payments with respect to Loans required to be paid pursuant to this Agreement may be deducted from the Company’s account with Bank of America referenced below or such other account as identified in writing by the Company from time to time:
Account Name:    Asbury Automotive Group, LLC
Account Name:    3447413354
ABA Number:    026009593
Bank:            Bank of America, N.A.
Without limiting the generality of the foregoing, the Lender may debit such account (a) for interest on each Interest Payment Date and on the Maturity Date and (b) for scheduled principal payments on each Principal Amortization Payment Date and on the Maturity Date. The Company and the Borrowers will maintain sufficient funds in the account on the dates the Lenders enters debits authorized by this Section. If there are insufficient funds in the account on the date the Lender enters any debit authorized by this Agreement, the debit will be reversed. Nothing contained in this Section will alter any obligation of any Loan Party to pay any amount required by this Agreement or any other Loan Document.
2.07    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.08    Evidence of Debt. The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrowers shall execute and deliver to the Lender a Master Note, which shall evidence the Loans in addition to such accounts or records. The Lender may attach schedules to the Master Note and endorse thereon the date, Type (if applicable), amount and maturity of the Loans and payments with respect thereto.
2.09    Payments Generally.
(a)    General. All payments to be made by any Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Lender, at the Lender’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower or the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    Funding Source. Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.10    Borrowers.
(a)    Effective as of the date hereof, each Subsidiary that has executed this Agreement as a Borrower shall be a “Borrower” hereunder and may receive or cause the Company (as agent for such Subsidiary) to receive Loans for the account of such Subsidiary on the terms and conditions set forth in this Agreement.

(b)    In the event of any proposed Collateral Substitution wherein any Subsidiary which owns the real property proposed to be a Financed Property in connection with such Collateral Substitution is not an existing Borrower, the Company shall designate such Subsidiary as a Borrower and such Subsidiary shall deliver the documents required by Section 6.05 prior to or substantially simultaneously with such proposed Financed Property entering the Property Pool, including the delivery of a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a Borrower. The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to receive Loans hereunder, the Lender shall have received the documents required by Section 6.05. Upon satisfaction of the foregoing requirements and any other requirements herein applicable to any such Subsidiary becoming a Borrower hereunder and any proposed Financed Property entering the Property Pool, the Lender agrees to permit such Borrower to receive Loans hereunder on the terms and conditions set forth herein, and each of the parties agrees that such Borrower otherwise shall be a Borrower for all purposes of this Agreement.
(c)    Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations, whether voluntary or involuntary and however arising, whether direct or acquired by the Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “Borrowers’ Liabilities”).
(d)    Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of the Master Note, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations or any  guaranty of any of the Borrowers’ Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”); (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the Borrowers’ Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrowers’ Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, the Master Note or any other Loan Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrowers’ Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrowers’ Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and

(ix) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower) which may or might in any manner or to any extent vary the risks of such Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Borrowers’ Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each Borrower for the Borrowers’ Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each Borrower with respect to its Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.
(e)    Each Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loan made by the Lender to any such Borrower hereunder.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only the Company, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered the Company in accordance with the terms of this Agreement shall be deemed to have been delivered the Company and each other Borrower.
2.11    [Reserved].
2.12    Amendments to 2013 Real Estate Credit Agreement. At such time as the outstanding amount of the Loans hereunder exceeds $20,000,000, Bank of America, N.A., in its capacity as the lender under the 2013 Real Estate Credit Agreement, agrees to enter into an amendment to the 2013 Real Estate Credit Agreement to (a) reduce the interest rate pricing (including “Applicable Rates”) thereunder to match the interest rate pricing (including Applicable Rates) in this Agreement, (b) amend the definition of “Syndicated Credit Agreement” in the 2013 Real Estate Credit Agreement to match the definition of “Syndicated Credit Agreement” in this Agreement and (c) add a covenant substantively similar to Section 6.12, provided that the amendment to the 2013 Real Estate Credit Agreement would not (y) permit raw land that is not under development or (z) contain exceptions for (i) the use of a portion of the Marietta/2086 Cobb Financed Property as a restaurant or (ii) the use of a portion of the Marietta/2086 Cobb Financed Property for use as the site of a cell tower.
ARTICLE III.    TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes,

except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Lender) require the deduction or withholding of any Tax from any such payment by the Lender or a Loan Party, then the Lender or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to this Agreement.
(ii)    If any Loan Party or the Lender shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Lender shall withhold or make such deductions as are determined by the Lender to be required based upon the information and documentation it has received pursuant to this Agreement, (B) the Lender shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Lender shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Lender, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Lender, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    Each Borrower shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by the Lender shall be conclusive absent manifest error.
(ii)    The Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
(d)    Evidence of Payments. Upon request by any Borrower or the Lender after any payment of Taxes by any Borrower or the Lender to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Lender or the Lender shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or such Borrower or the Lender, as the case may be.
(e)    Status of Lender; Tax Documentation.
(i)    If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)    the Lender (to the extent it is a U.S. Person) shall deliver to the Company on or prior to the Closing Date (and from time to time thereafter upon the reasonable request of the Company), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    in the event Lender is a Foreign Lender, such Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the recipient) on or prior to the date on which such

Foreign Lender becomes the Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company), whichever of the following is applicable:
(I)    in the case of any such Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of any such Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent any such Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G‑4 on behalf of each such direct and indirect partner;
(C)    in the event Lender is a Foreign Lender, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made; and

(D)    if a payment made to the Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (B), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Lender in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Company or any other Borrower or with respect to which the Company or any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Company or such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company and each other Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Company or such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Company or any other Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company, any Borrower, or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive any assignment of rights by, the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its Lender’s Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Company, (a) any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of the Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Eurodollar Rate component of the Base Rate, in each case until the Lender notifies the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) each Borrower (jointly and severally) shall, upon demand from the Lender, prepay or, if applicable, convert all Eurodollar Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of the Lender determining or charging interest rates based upon the Eurodollar Rate, the Lender shall during the period of such suspension compute the Base Rate without reference to the Eurodollar Rate component thereof until the Lender determines that it is no longer illegal for the Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, each Borrower (jointly and severally) shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates.
(a)    If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Lender determines that (A) Dollar deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i) above, “Impacted Loans”), or (ii) the Lender determines that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurodollar Rate Loan, the Lender will promptly so notify the Company. Thereafter, (x) the obligation of the Lender to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Lender revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein. Notwithstanding the foregoing, if the Lender has made the determination described in clause (i) of the first sentence of this clause (a), the Lender, in consultation with the Company, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Lender revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of this section, (2) the Lender notifies the Company that such alternative interest rate does not adequately and fairly reflect the cost to the Lender of funding the Impacted Loans, or (3) the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lender’s Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of the Lender to do any of the foregoing and provides the Company written notice thereof.
(b)    LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Borrowers notify the Lender that the Borrowers have determined, that:
(i)adequate and reasonable means do not exist for ascertaining LIBOR for any applicable interest period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Lender or receipt by the Lender of such notice, as applicable, the Lender and the Borrowers may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Lender shall have posted such proposed amendment to the Borrowers.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Lender will promptly so notify the Borrower.  Thereafter, (x) any obligation of the Lender to make or maintain Loans based on LIBOR shall be suspended (to the extent of the affected Loans or applicable interest periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, any affected Loans will be subject to the foregoing clause (y).

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
As used above:
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Lender designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Lender from time to time).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Lender, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Lender determines in consultation with the Borrower).
3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement contemplated by Section 3.04(e));
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by the Lender;
and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Lender (whether of principal, interest or any other amount) then, upon request of the Lender, each Borrower (jointly and severally) will pay to the Lender, as the case may be, such additional amount or amounts as will compensate the Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lender’s Office of the Lender or the Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loans made by, the Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time each Borrower (jointly and severally) will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. Each Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of the Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurodollar Rate Loans. Each Borrower, jointly and severally, shall pay to the Lender, as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least ten (10) days’ prior notice of such additional interest from the Lender. If the Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
3.05    Designation of a Different Lender’s Office. If the Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, or if the Lender gives a notice pursuant to Section 3.02, then at the request of the Company, the Lender shall use reasonable efforts to designate a different Lender’s Office for funding or booking the Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. Each Borrower (jointly and severally) hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.
3.06    Survival. All of the Company’s and each other Borrower’s obligations under this Article III shall survive termination of the Commitment, repayment of all other Obligations hereunder, and the Maturity Date.
ARTICLE IV.    CONDITIONS PRECEDENT TO LOANS
4.01    Conditions of Initial Loans. This Agreement shall be effective subject to satisfaction of the following conditions precedent:
(a)    The Lender’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:
(i)    executed counterparts of (A) this Agreement (B) the Mortgages set forth on Schedule 4.01(a)(i), (C) the Guaranty and (D) the Subordination and Attornment Agreements required to be delivered in connection herewith, in each case, sufficient in number for distribution to the Lender, the Lender’s counsel and the Company;
(ii)    the Master Note executed by the Borrowers in favor of the Lender;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01(a)(iv), which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)    a favorable opinion of Jones Day, counsel to the Loan Parties, addressed to the Lender, in the form attached as Exhibit F
(vi)    a favorable opinion of local counsel to the Loan Parties in Indiana, Texas, Georgia and North Carolina, addressed to the Lender in form and substance reasonably satisfactory to the Lender, as to such matters concerning the Borrowers the Guarantors, and the Loan Documents as the Lender may reasonably request;

(vii)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals (including pursuant to any Franchise Agreement or Framework Agreement) required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(viii)    a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(ix)    a certificate signed by the chief financial officer, treasurer or chief accounting officer of the Company, certifying that the Company individually is Solvent and the Loan Parties taken as a whole are Solvent, in each case after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;
(x)    With respect to each Financed Property identified on Schedule 2.01, the Lender shall have received each of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated as of the Closing Date or a recent date before the Closing Date and each in form and substance reasonably satisfactory to the Lender:
(A)    a satisfactory FIRREA Appraisal;
(B)    (x) a Mortgage properly executed by a Responsible Officer of the signing Loan Party and evidence of the proper recordation of such Mortgage in the appropriate filing office (or delivery of such Mortgage to the applicable title company for recordation), and (y) the Real Estate Support Documents with respect to such Financed Property;
(C)    environmental reports (including Phase I and if requested by the Lender, Phase II environmental assessments) as the Lender may reasonably request, in each case (x) prepared by an environmental expert acceptable to Lender and (y) dated as of a date within twelve (12) months before the Closing Date;
(D)    evidence that such Financed Property is not a Flood Hazard Property;
(E)    a copy of the Lease of such Financed Property to the applicable Subsidiary and any sublease or Memorandum of Lease associated therewith, if any;
(xi)    evidence that all insurance (including flood insurance, if applicable) required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Lender as an additional insured or lender’s loss payee, as the case may be, on all insurance policies maintained with respect to properties of the Company of any Loan Party constituting part of the Collateral;

(xii)    UCC financing statements and fixture filings for filing in all places required by applicable law to perfect the Liens of the Lender under the Security Instruments as a perfected Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements or fixture filings and such other documents and/or evidence of other actions as may be necessary under applicable Law to perfect the Liens of the Lender under the Mortgages and other Security Instruments as a first priority Lien (subject only to Mortgage Permitted Liens) in and to such other Collateral as the Lender may require;
(xiii)    UCC search results with respect to the Loan Parties showing only Liens acceptable to the Lender (or pursuant to which arrangements reasonably satisfactory to the Lender shall have been made to remove any unacceptable Liens promptly after the Closing Date);
(xiv)    the documentation and other information requested by Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date; and
(xv)    such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.
(b)    Any fees required to be paid on or before the Closing Date shall have been paid.
(c)    Unless waived by the Lender, the Company shall have paid all accrued fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Lender).
4.02    Conditions to all Borrowings. The obligation of the Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type) or to make any Loan pursuant to Section 2.01, or to effect any Collateral Substitution, is subject to the following conditions precedent:
(a)    The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Borrowing or Collateral Substitution, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Syndicated Credit Agreement.
(b)    No Default shall exist or would result from such proposed Borrowing or Collateral Substitution or from the application of the proceeds thereof.

(c)    In the event of a Borrowing, the Lender shall have received a Loan Notice in accordance with the requirements hereof.
(d)    With respect to each Financed Property which is added to the Property Pool by such Collateral Substitution, the Lender shall have received each of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated as of the date of such Loan (or a recent date before the date of such Loan, or, with respect to such Financed Properties to be financed as of the Closing Date, except to the extent permitted to be delivered in accordance with Section 6.10) and each in form and substance reasonably satisfactory to the Lender:
(i)    a satisfactory FIRREA Appraisal;
(ii)    (x) a Mortgage properly executed by a Responsible Officer of the signing Loan Party and evidence of the proper recordation of such Mortgage in the appropriate filing office (or delivery of such Mortgage to the applicable title company for recordation), and (y) the Real Estate Support Documents with respect to such Financed Property;
(iii)    environmental reports (including Phase I and if requested by the Lender, Phase II environmental assessments) as the Lender may reasonably request, in each case (x) prepared by an environmental expert acceptable to Lender and (y) dated as of a date within twelve (12) months before the date of addition of such property to the Property Pool;
(iv)    a copy of the Lease of such Financed Property to the applicable Subsidiary and any sublease or Memorandum of Lease associated therewith, if any;
(v)    to the extent the applicable lessee is not already a party to the Guaranty, a fully executed Joinder Agreement executed by the lessee under any Lease of such Financed Property joining such lessee to the Guaranty;
(vi)    a favorable opinion of local counsel to the Borrowers in the state where such Financed Property is located, addressed to the Lender, as to such matters concerning the Borrowers owning such Financed Property, any Guarantor leasing such property, and the Loan Documents as the Lender may reasonably request;
(vii)    a certificate of a Responsible Officer of the Company in form and detail reasonably satisfactory to the Lender (which may be contained in the applicable Loan Notice) demonstrating that the Collateral Substitution Test shall have been met;
(viii)    Uniform Commercial Code search results showing no Liens on the Financed Property other than Mortgage Permitted Liens and those liens acceptable to the Lender in its sole discretion;
(ix)    delivery of Uniform Commercial Code financing statements and fixture filings suitable in form and substance for filing in all places required by applicable Law to perfect the Liens of the Lender under the Mortgage and other Security Instruments related to such Financed Property as a first priority Lien (subject only to Mortgage Permitted Liens) as to items of Collateral in which a security interest may be perfected by the filing of financing statements or fixture filings, and such other documents and/or evidence of other actions as may be necessary under applicable Law to perfect the Liens of the Lender under the Mortgage and other Security Instruments related to such Financed Property as a first priority Lien (subject only to Mortgage Permitted Liens) in and to such other Collateral as the Lender may require;
(x)    evidence that all insurance (including flood insurance, if applicable) required to be maintained pursuant to the Loan Documents with respect to such Financed Property has been obtained and is in effect; and endorsements naming the Lender as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to such Financed Property; and
(xi)    evidence that such Financed Property is not a Flood Hazard Property; and
(xii)    with respect to the applicable Borrower associated with such Financed Property (to the extent not previously delivered):
(A)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of such Borrower as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Borrower is a party;
(B)    such documents and certifications as the Lender may reasonably require (x) to evidence that each Loan Party is duly organized or formed, and (y) to evidence that such Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(C)    a certificate of a Responsible Officer of such Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Borrower and the validity against such Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; and
(D)    a certificate signed by the chief financial officer, treasurer or chief accounting officer of the Company, certifying that the Company individually is Solvent and the Loan Parties taken as a whole are Solvent, in each case after giving effect to the Collateral Substitution and the other Loan Documents and the Indebtedness pursuant hereto and thereto.
(e)    The applicable Borrower associated with such Financed Property must be a Borrower as of the Closing Date or pursuant to Section 6.05.
(f)    With respect to each Collateral Substitution, (i) the Lender shall have received a $7,500.00 collateral substitution fee and (ii) the Lender shall have determined that no Environmental

Issue exists with respect to any Financed Property that is added to the Collateral Pool by such Collateral Substitution.
(g)    Any fees required to be paid on or before the date of the applicable Borrowing or Collateral Substitution shall have been paid.
Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type) submitted by the Company and each Collateral Substitution shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing or Collateral Substitution.
The Company and the Borrowers, jointly and severally, shall pay to the Lender any collateral substitution fees required by this Section 4.02.
ARTICLE V.    REPRESENTATIONS AND WARRANTIES
The Company and each Borrower represents and warrants to the Lender that:
5.01    Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except, in the case of clause (b)(i) or (c), to the extent such contravention, conflict or violation would not reasonably be expected to have Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No registration with, or consent or approval of, or other action by, any federal, state or other Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement or any other Loan Document, the execution and delivery of the Master Note or repayment of the Borrowings hereunder.

5.04    Binding Effect. This Agreement and each of the Loan Documents have been duly executed and delivered by each Loan Party which is a party thereto and constitute legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated June 30, 2018, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property; Liens. Except as specifically disclosed in Schedule 5.08 (a) each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, and (b) each of the Company and each Subsidiary owns all property necessary in the operation of its business, except in each case for such defects in title or such failure to own or lease property as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.
5.09    Environmental Compliance. The Company and each of its Subsidiaries has complied in all respects with all Environmental Laws except where the failure to comply could not be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any failure so to comply except where the failure to comply could not be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries manages any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants in a manner that violates any regulations promulgated pursuant to Environmental Laws except for any such violation that could not be expected to have a Material Adverse Effect.
5.10    Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
5.11    Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns required to be filed, and have paid, or have made adequate provision for payment of, all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service or, in the case of a Pension Plan that is maintained pursuant to the adoption of a master or prototype or volume submitter document, the sponsor of such master or prototype or volume submitter document has obtained from the Internal Revenue Service a favorable opinion letter stating that the form of such master or prototype or volume submitter document is acceptable for the establishment of a tax-qualified plan under Section 401(a) of the Code. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    No ERISA Event has occurred that would reasonably be expected to result in a material liability, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA event that would result in a material liability. Except to the extent the following would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.
(e)    Each Borrower represents and warrants as of the Closing Date that such Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.
5.13    Loan Party Information; Subsidiaries; Addresses; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the percentages specified on Part (a) of Schedule 5.13 free and clear of all Liens (except for Liens permitted by Section 7.02(a), (c) or (d) of the Syndicated Credit Agreement, and transfer restrictions contained in the Franchise Agreements and the Framework Agreements). As of the Closing Date, the addresses set forth in Schedule 5.13 are each Loan Party’s place of business, name, type or organization, state organization number, jurisdiction of organization and each Loan Party is formed or incorporated only in the state shown for it on Schedule 5.13 hereto. Each of the Company and each Borrower shall, and shall cause each other Loan Party to, promptly (but in any event within five (5) Business Days) report to the Lender any change in any such Person’s name, type of organization, state organization number, jurisdiction of organization or federal employers identification number.
5.14    Margin Regulations; Investment Company Act.
(a)    Neither the Company nor any Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. Neither this Agreement, the other Loan Documents, nor any other document delivered by or with the knowledge and consent of the Company on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby and the negotiation of this Agreement or in connection with any Loan Document or included therein contained or contains any material misstatement of fact or omitted or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Company and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared, it being understood that projections by their nature are uncertain and no assurance is given that the results reflected in such projections will be achieved.
5.16    Compliance with Laws. Each of the Company and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such conflict would not reasonably be expected to result in a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person in a manner that would reasonably be expected to result in a Material Adverse Effect.
5.18    Books and Records. Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

5.19    Franchise Agreements and Framework Agreements. As of the Closing Date, neither the Company nor any of its Subsidiaries is a party to any dealer Franchise Agreements, or any Framework Agreements, other than those listed in Schedule 5.19, which schedule shows the manufacturer and the Loan Party which is a party to each such agreement. Each of the Franchise Agreements and Framework Agreements is currently in full force and effect, and as of the Closing Date no Loan Party has received any notice of termination with respect to any such agreements; and, except as disclosed on Schedule 5.19, no Loan Party is aware of any event which with notice, lapse of time, or both would allow any manufacturer which is a party to any of the Franchise Agreements or Framework Agreements to terminate any such agreements. There exists no present condition or state of facts or circumstances in regard to said Franchise Agreements or Framework Agreements, in the aggregate, which could reasonably be expected to have a Material Adverse Effect.
5.20    Engaged in Business of Vehicle Sales and Related Businesses. Neither the Company nor any Borrower is engaged in any business other than (a) in the case of each Borrower, the business of owning and operating the applicable Financed Property and business ancillary thereto and (b) in the case of the Company and each Borrower which is a dealership, the business of (i) selling Vehicles and related activities and (ii) acquiring, owning, operating and, in some cases, selling dealerships engaged in such businesses.
5.21    Collateral. The provisions of each of the Security Instruments are effective to create in favor of the Lender, a legal, valid and enforceable perfected security interest in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.
5.22    Solvency. Both before and after giving effect to the Loans hereunder, the Company individually is Solvent, and the Loan Parties taken as a whole are Solvent.
5.23    Labor Matters. As of the Closing Date, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries are or are reasonably expected to become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.
5.24    Taxpayer Identification Number. The Company’s true and correct U.S. taxpayer identification number is set forth on Schedule 9.02.
5.25    OFAC. No Borrower, nor any of their respective Subsidiaries, nor, to the knowledge of any Borrower and their respective Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions or included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, nor is any Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

5.26    Anti-Corruption Laws. Each Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-corruption legislation in other jurisdictions that are applicable to any Borrower or its Subsidiaries (including, if applicable, the UK Bribery Act 2010), and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.27    Leases. There is a Lease in force for each Financed Property listed on Schedule 5.27, each Lease is in full force and effect without amendment or modification from the form or copy delivered to the Lender except for amendments permitted hereunder; no default by any party exists under any such Lease that could result in termination of such Lease, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default under any such Lease. Schedule 5.27 is a complete and correct listing of all Leases as of the Closing Date.
5.28    Beneficial Ownership. As of the date that any Beneficial Ownership Certification is delivered to Lender pursuant to Section 6.11, the information included in such Beneficial Ownership Certification delivered to the Lender is true and correct in all respects.
ARTICLE VI.    AFFIRMATIVE COVENANTS
The Company and the Borrowers covenant that, so long as the Lender shall have a Commitment hereunder or any Loan or other Obligation shall remain unpaid or outstanding, the covenants and agreements applicable to the Company and its Subsidiaries which are contained in Sections 6.01, 6.02 and 6.03 of the Syndicated Credit Agreement (including all related exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Subsequent Provision, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein, mutatis mutandis; and the Company and each Borrower shall comply, and shall cause their respective Subsidiaries to comply, with such incorporated covenants and agreements.
The Company and the Borrowers further covenant that, so long as the Lender shall have a Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, all covenants and agreements (other than the covenants and agreements specified in the immediately preceding paragraph and those covenants and agreements set forth in Sections 6.05, 6.07, 6.10, 6.11, 6.12, 6.13, 6.14, 6.16, and 6.17 of the Syndicated Credit Agreement) set forth in Article VI of the Syndicated Credit Agreement (including all related exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Subsequent Provision, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein, mutatis mutandis, but only to the extent as they apply to the Company or any other Loan Party; and the Company and each Borrower shall comply, and cause each other Loan Party to comply, with the covenants and agreements incorporated by reference pursuant to this sentence.
So long as the Lender shall have a Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company and each other Borrower shall, and shall cause each Loan Party to:

6.01    Notices. Promptly notify the Lender:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any report, study, inspection or test that indicates the presence of any Hazardous Materials on or about any Financed Property or any adverse condition relating to any Financed Property, any buildings or any such materials which presence or adverse condition could reasonably be expected to have a Material Adverse Effect;
(c)    of (i) any Lease (and deliver to the Lender a copy of such Lease) entered into after the Closing Date, (ii) any amendment or other modification (and deliver to the Lender a copy of such amendment or modification) of any Lease, (iii) the termination or expiration of any Lease and (iv) any material adverse change in the relationship between the applicable Borrower and any lessee under any Lease;
Each notice pursuant to this Section 6.01 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or the applicable Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.01(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.02    Maintenance of Insurance.
(a)    Maintain, on a consolidated basis, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated (and in any event each Borrower will maintain such insurance). In addition to the insurance referred to above, with respect to each Mortgaged Property, each Borrower will maintain the following policies:
(i)    Prior to construction of any improvements on any Mortgaged Property, an “all-risk”, completed value, non-reporting builder’s risk insurance policy or policies that provide coverage similar to the foregoing must be submitted to the Lender, unless such construction is covered by a policy already provided to the Lender. This policy must be from a company and in an amount satisfactory to the Lender, must have a vandalism and malicious mischief endorsement and must be sufficient to avoid the application of any co-insurance provisions, must include provisions for a minimum 30-day advance written notice of any intended policy cancellation or non-renewal, and must designate the Lender as mortgagee and loss payee in a standard mortgagee endorsement with the following address:
Bank of America, N.A.
NC4-105-02-17
4161 Piedmont Parkway
Greensboro NC 27410
Attn: Monitoring and Compliance

(ii)    Each Borrower covenants to maintain or cause to be maintained, by such Borrower and, during the construction of any improvements on any Mortgaged Property, the general contractor, general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of such Mortgaged Property. The policies must be from companies and in amounts satisfactory to the Lender. The contractor’s policy must include worker’s compensation coverage in an amount sufficient to satisfy statutory requirements;
(iii)    An “all-risk” property insurance policy must be in effect, and an original certificate from the issuing insurance company evidencing that the policy is in full force and effect must be submitted to the Lender; provided that such insurance shall include coverage for earthquakes and against wind damage on such terms as the Lender may reasonably require. The policy must be from a company satisfactory to the Lender, must be in an amount satisfactory to the Lender, must eliminate all co-insurance provisions, must include a Replacement Cost and Agreed Amount/Stipulated Value Endorsement (or policy provisions providing similar coverage), must include provisions for a minimum 30-day advance written notice to the Lender of any intended policy cancellation or non-renewal, and must designate the Lender as mortgagee and loss payee in a standard mortgagee endorsement, as its interest may appear;
(iv)    If, and to the extent that, any Mortgaged Property is or becomes a Flood Hazard Property, the Company shall carry flood insurance with respect to such Mortgaged Property in an amount not less than the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the “insurance purchase” requirement of that act;
(v)    Each such liability insurance policy shall name the Lender as an additional insured party with respect to such Mortgaged Property, and each such casualty insurance policy shall name the Lender as a loss payee, and shall provide by way of endorsements, riders or otherwise that (i) proceeds will be payable to the Lender as its interest may appear; (ii) such insurance policy shall be renewed, if renewal is available, and shall not be canceled and further, shall not be endorsed, altered or reissued to effect a change in coverage in any manner materially adverse to the Lender, for any reason and to any extent whatsoever unless such insurer shall have first given the Lender thirty (30) days’ prior written notice thereof; (iii) such insurance policy shall not be impaired by any act or neglect of any Borrower or any use of such Mortgaged Property for purposes more hazardous than are permitted by such policy; and (iv) the Lender may, but shall not be obliged to, make premium payments to prevent any nonrenewal, cancellation, endorsement, alteration or reissuance and such payments shall be accepted by the insurer to prevent same;
(vi)    The Lender shall be furnished with the original of each such initial policy (or a binder for the issuance of such policy) or a certificate with a duplicate of such original policy (or binder) coincident with the execution of the Mortgage related to such Mortgaged Property and satisfactory evidence of renewal thereof upon expiration of the initial or each preceding renewal policy (provided that the coverage required hereunder remains in effect at all times), together with receipts or other evidence that the premiums thereon have been paid within thirty (30) days following the billing for such renewal, with the original of each renewal policy or a certificate with a duplicate of such renewal policy to follow as soon as available or, in any such case, an appropriate broker’s certificate in respect thereto. Upon request by the Lender, each Borrower shall furnish to the Lender a statement certified by such Borrower or a duly authorized officer of such Borrower of the amounts of insurance maintained in compliance with this Section 6.02, a general description of the risks covered by such insurance and of the insurance company or companies which carry such insurance. In addition, each Borrower will promptly comply with any and all requirements of any insurer of any portion of any Mortgaged Property and any and all rules and regulations of any insurance commission or board of fire underwriters having jurisdiction over such Mortgaged Property; and
(vii)    Without limiting any of the other provisions of this Section 6.02, all losses under, and the proceeds payable under, any policies of insurance that any Borrower may elect to obtain, whether or not required hereunder, which insure, cover or relate to any Mortgaged Property, or any portion thereof, shall be applied in the same manner and to the same extent as provided herein with respect to any insurance required to be carried by such Borrower.
(b)    Unless the Company or a Borrower provides the Lender with evidence of the insurance coverage as required by this Agreement or any other Loan Document, the Lender (at its discretion) may purchase insurance at the Company’s and the Borrowers’ expense to protect the Lender’s interest. This insurance may, but need not, also protect the Company’s and the Borrowers’ interest. If the Collateral becomes damaged, the coverage the Lender purchases may not pay any claim the Company, any Borrower or any of their Subsidiaries makes or any claim made against the Company, any Borrower or any of their Subsidiaries. The Company or a Borrower, as applicable, may later cancel this coverage by providing evidence that the Company or such Borrower, as applicable, has obtained property coverage elsewhere.
(c)    The Company and the Borrowers (jointly and severally) are responsible for the cost of any insurance purchased by the Lender. The cost of this insurance may be added to the Obligations. If the cost is added to the Obligations, the interest rate provided in Section 2.05(b)(i) shall apply to such added amount. The effective date of coverage may be the date the Company’s or the applicable Borrower’s prior coverage lapsed or the date the Company or the applicable Borrower failed to provide proof of coverage.
(d)    Each of the Company and each Borrower acknowledges that the coverage the Lender purchases may be considerably more expensive than insurance the Company or such Borrower can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.
6.03    Inspection Rights. Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that (a) without limiting any expense amounts that may be owned under the Syndicated Credit Agreement or any documents relating thereto, while no Event of Default exists the Borrowers shall be responsible for expenses associated with only one such visit or inspection by the Lender and its contractors per calendar year, and (b) when an Event of Default exists the Lender (or any of its respective representatives or independent contractors) may do any of the foregoing at any time or times (all at the expense of the Borrowers) during normal business hours and without advance notice.
6.04    Use of Proceeds. The Borrowers shall use the proceeds of the Loans for general working capital, capital expenditures and other lawful purposes of the Company (including, without limitation, the repayment of Indebtedness). No Loans shall be used for any purpose which would be in contravention of any requirement of Law.
6.05    Additional Subsidiaries. (a) As soon as practicable (but in any event within ten (10) days or such longer period as the Lender may agree in its sole discretion) after the acquisition or creation of any Subsidiary which is or will be a lessee of Financed Property or the designation of any existing Subsidiary as a lessee of Financed Property or (b) prior to or simultaneously with any Collateral Substitution, in the event any Subsidiary which owns real property proposed to be Financed Property in connection with such Collateral Substitution is not an existing Borrower (or any Subsidiary which leases such property, Subsidiary Guarantor, as the case may be), cause to be delivered to the Lender (in addition to any other documents required to be delivered under this Agreement, including pursuant to Section 4.02 or otherwise) each of the following:
(a)    a Joinder Agreement duly executed by such Subsidiary with all schedules and information thereto appropriately completed with respect to such Subsidiary becoming a “Borrower” or a “Subsidiary Guarantor”, as applicable;
(b)    in the case of any such Subsidiary becoming a “Borrower”, UCC financing statements naming such Subsidiary as “Debtor” and naming the Lender as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Lender and its counsel to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Lender the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;
(c)    an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.05 and addressed to the Lender, in form and substance acceptable to the Lender;
(d)    the documents described in Sections 4.01(a)(iii), (iv), (vii), (xi), (xiii) and (xv) with respect to such Subsidiary; and
(e)    evidence satisfactory to the Lender that all taxes, filing fees, recording fees related to the perfection of the Liens securing the Obligations have been paid and all reasonable costs and expenses of the Lender in connection therewith have been paid.
6.06    Preservation of Existence, Etc.. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04 of the Syndicated Credit Agreement; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.07    Further Assurances. Each of the Company and the Borrowers shall, and shall cause each of the Loan Parties to, to the extent applicable, execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, and to protect the Liens granted in this Agreement or the Loan Documents to which any of them respectively is a party and against the rights or interests of third persons, and the Company and the Borrowers (jointly and severally) will pay all reasonable costs connected with any of the foregoing.
6.08    Leases. At all times, comply in all material respects with the terms and provisions of the Leases of the Financed Properties, and cause such Leases to be kept in full force and effect without termination, amendment or modification, except for (i) any modification or amendment of a Lease made in the ordinary course of business consistent with past practices of the Loan Parties, and which amendment or modification is not materially adverse to the Loan Parties or the Lender or (ii) renewals or extensions (A) on either substantially the same terms as the existing Lease of a Financed Property, or (B) as otherwise approved by the Lender in writing.
6.09    Syndicated Credit Agreement.     On or after the date of any Removal Event, all certificates or notices required to be delivered to under Section 6.01, 6.02 or 6.03 of the Syndicated Credit Agreement shall be delivered to Lender hereunder.
6.10    Anti-Corruption Laws. Conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-corruption legislation in other jurisdictions that are applicable to any Borrower or its Subsidiaries (including, if applicable, the UK Bribery Act 2010), and maintain policies and procedures designed to promote and achieve compliance with such laws.
6.11    Patriot Act and Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Without limiting the generality of the foregoing, promptly following any request therefor made by the Lender at any time, the Borrowers shall deliver to the Lender a Beneficial Ownership Certification with respect to any Borrower or other Loan Party identified by the Lender in such request.
6.12    Use of Financed Properties as Vehicle Dealerships. Ensure that each Financed Property is at all times either (a) used (or under development for use) by a Borrower as a Vehicle dealership, (b) used (or under development for use) by a Borrower as a facility for the sale, repair, service or storage of Vehicles or the provision of related goods or services, (c) used by a Borrower for any purpose ancillary to the uses described in clause (a) or (b), or (d) raw land; except that (Y) the portion of the Marietta/2086 Cobb Financed Property currently sub-leased through 2021 to the Marietta/2086 Cobb Restaurant Lessee for use as a restaurant may continue to be used for such purpose through 2021 and (Z) the portion of the Marietta/2086 Cobb Financed Property currently sub-leased to the Marietta/2086 Cobb Cell Tower Lessee for use as the site of a cell tower may continue to be used for such purpose.
ARTICLE VII.    NEGATIVE COVENANTS
The Company and the Borrowers covenant that, so long as the Lender shall have a Commitment hereunder or any Loan or other Obligation shall remain unpaid or outstanding, the covenants and agreements applicable to the Company and its Subsidiaries which are contained in Sections 7.01, 7.04, 7.05, 7.07, 7.08, 7.10, 7.11, 7.14, 7.16 and 7.19 of the Syndicated Credit Agreement (including all related exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Subsequent Provision, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein, mutatis mutandis; and the Company and each Borrower shall comply, and shall cause their respective Subsidiaries to comply, with such incorporated covenants and agreements.
The Company and the Borrowers further covenant that, so long as the Lender shall have a Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, all covenants and agreements (other than the covenants and agreements specified in the immediately preceding paragraph and those covenants and agreements set forth in Sections 7.13, 7.17. 7.21 and 7.22 of the Syndicated Credit Agreement) set forth in Article VII of the Syndicated Credit Agreement (including all related exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Subsequent Provision, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein, mutatis mutandis, but only to the extent as they apply to the Company or any other Loan Party; and the Company and each Borrower shall comply, and cause each other Loan Party to comply, with the covenants and agreements incorporated by reference pursuant to this sentence.
So long as the Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, neither the Company nor any other Loan Party shall, nor shall it permit any Borrower to, directly or indirectly:
7.01    Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.02    Amendments of Certain Indebtedness. Amend, modify or change in any manner, any term or condition of any Subordinated Indenture Indebtedness or any refinancing of any Subordinated Indenture Indebtedness so that the terms and conditions thereof are less favorable in all material respects to the Lender than the terms and conditions of the relevant Subordinated Indenture Indebtedness as of the later of the Closing Date or the date of incurrence thereof; provided that the Company may enter into supplements to the Indenture (as required by the terms of the Indenture) if the sole effect of such supplements is to add additional guarantors of the Subordinated Indenture Indebtedness.

7.03    Dispositions. Permit any Subsidiary to, permit any Disposition (whether in one or a series of transactions) of any Financed Property or any portion of any Financed Property, or enter into any agreement so to do, except Permitted Financed Property Dispositions.
7.04    Amendments of Organizational Documents. Amend its Organizational Documents in a manner that could reasonably be expect to (a) impair the enforceability of any Loan Document in any material respect or the perfection or priority of any Lien created thereunder, (b) impair in any material respect its ability to perform its obligations under the Loan Documents or (c) otherwise have a Material Adverse Effect.
7.05    Sanctions. Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction) of Sanctions.
7.06    Leases. Permit any Person to occupy, lease or sublease any Financed Property except for (i) the current Lease of a portion of the Marietta/2086 Cobb Financed Property to the Marietta/2086 Cobb Restaurant Lessee, (ii) the Lease of a portion of the Marietta/2086 Cobb Financed Property to the Marietta/2086 Cobb Cell Tower Lessee, provided (in the case of this clause (ii)) that the Company has used commercially reasonable efforts to obtain a subordination and attornment agreement reasonably acceptable to the Lender from such lessee, and (iii) a Lease of a Financed Property to a Subsidiary that has executed and delivered to the Lender a Subordination and Attornment agreement in substantially the form of Exhibit E (each a “Subordination and Attornment Agreement”) and has joined the Subsidiary Guaranty and provided to the Lender the documents required by Section 6.05.
7.07    Collateral. Permit to exist any Lien or security interest on the Collateral other than (i) the Liens and security interests of the Lender and (b) Mortgage Permitted Liens.
7.08    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
7.09    Use of Financed Properties. Use any Financed Property for any purpose except for uses expressly permitted by Section 6.12.
ARTICLE VIII.    EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) any principal of any Loan when and as the same shall become due and payable pursuant to the terms of this Agreement, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (ii) within five (5) days after the same becomes due, any interest on any Loan or any other amount due under this Agreement (other than principal of any Loan) when and as the same shall become due and payable; or
(b)    Specific Covenants. The Company or any Borrower fails to perform or observe any term, covenant or agreement contained in any of (x) Section 6.01, 6.02(a) or (b), 6.03, or 6.05 (as it relates to maintenance of existence), of the Syndicated Credit Agreement as incorporated by reference in Article VI, (y) Section 6.01, 6.03, 6.04 or 6.05 or Article VII (including any covenant or agreement incorporated into Article VII by reference); or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts and Indebtedness under the Syndicated Credit Agreement) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)    Judgments. There shall be entered against the Company or any of its Subsidiaries (i) one or more judgments or decrees in excess of the Threshold Amount in the aggregate at any one time outstanding for the Company and all its Subsidiaries or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which such judgment is not satisfied and a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, excluding (in the case of clause (i)) those judgments or decrees for which and to the extent that the Company or any such Subsidiary is insured and with respect to which the insurer has not contested or denied responsibility in writing (subject to usual deductibles); or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof or as a result of the failure of the Lender to file UCC financing statements or UCC continuation statements) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument subject only to Mortgage Permitted Liens;
(k)    Change of Control. There occurs any Change of Control;
(l)    Default Under Syndicated Credit Agreement. Any “Event of Default” specified in the Syndicated Credit Agreement exists, after giving effect to any waiver or amendment thereof under the Syndicated Credit Agreement (it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the Syndicated Credit Agreement); or
(m)    Default Under 2013 Real Estate Credit Agreement. Any “Event of Default” specified in the 2013 Real Estate Credit Agreement exists, after giving effect to any waiver or amendment thereof under the 2013 Real Estate Credit Agreement (it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the 2013 Real Estate Credit Agreement).
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:
(a)    declare the Commitment of the Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Loans to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and each Borrower;
(c)    exercise all rights and remedies available to the Lender under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Lender.
8.03    Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Lender in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;
Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations (other than in respect of Swap Contracts);
Third, on a pari passu basis, to payment of that portion of (a) the Obligations constituting unpaid principal of the Loans and (b) that portion of the Obligations constituting Obligations then owing under Secured Hedge Agreements, ratably among the Hedge Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Lender on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law;
provided that, Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements shall be excluded from the application described above if the Lender has not received written notice thereof, together with such supporting documentation as the Lender may request, from the applicable Hedge Bank. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
ARTICLE IX.    MISCELLANEOUS
9.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Company or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
9.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic mail transmission to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.02 and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. The Lender or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Each of the Company and the Lender may change its address, facsimile number or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)    Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of the Company or any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company and each Borrower shall indemnify the Lender and its Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.
9.03    No Waiver; Cumulative Remedies; Enforcement. No failure by the Lender, to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
9.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Company and each Borrower (jointly and severally) shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including, but not limited to, the reasonable fees, charges and disbursements of one law firm acting as outside counsel for the Lender and one law firm acting as local counsel in each jurisdiction where necessary, the costs of appraisals, environmental reports and reviews thereof, title work, recording fees, recording taxes and the costs of any other Real Estate Support Documents), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrowers. The Company and each Borrower (jointly and severally) shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of (i) one counsel for the Lender, and (ii) one local counsel in each relevant jurisdiction), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company, any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Company, any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of a dispute solely between or among Indemnitees that does not involve an act or omission by any Loan Party or any Loan Party’s Affiliates other than any action, suit, proceeding or claim against any Indemnitee or any of its Related Parties in its capacity or in fulfilling its role as an agent or similar role under hereunder or under any other Loan Document. Without limiting the provisions of Section 3.01(c), this Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Company nor any Borrower shall assert, and each of the Company and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(d)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(e)    Survival. The agreements in this Section and the indemnity provisions of Section 9.02(e) shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.
9.05    Payments Set Aside. To the extent that any payment by or on behalf of the Company or any Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
9.06    Successors and Assigns.
(a)    Successors and Assigns Generally. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the Lender’s prior written consent. The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder, provided, however, the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to an Affiliate of a Lender or an Approved Fund; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within ten (10) Business Days after having received notice thereof. The Company and each Borrower agrees to execute any documents reasonably requested by the Lender in connection with any such assignment. All information provided by or on behalf of the Company or any Borrower to the Lender or its Affiliates may be furnished by the Lender to its Affiliates and to any actual or proposed assignee or participant.

(b)    Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Master Note) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.
9.07    Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to Company or any Subsidiary or any of its respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Lender acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender, or any such Affiliate to or for the credit or the account of the Company or any Loan Party against any and all of the obligations of the Company or any Loan Party, as applicable, now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured, or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; The rights of the Lender, and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender, or its Affiliates may have. The Lender agrees to notify the Company promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
9.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company or the Borrowers. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
9.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
9.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on their behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
9.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.13    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02.

NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
9.14    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.15    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any amendment, assignment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.16    USA PATRIOT Act. The Lender hereby notifies the Company and the other Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company and the other Borrowers, which information includes the name and address of the Company and the other Borrowers and other information that will allow such Lender to identify the Company and each other Borrower in accordance with the Act. The Company and each other Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
9.17    Designated Senior Debt. Each party acknowledges and agrees that the Indebtedness under the Loan Documents is “Designated Senior Debt” (or any similar term) under, and as defined in, each of the Indenture, any other indenture and any other Subordinated Indebtedness.
9.18    Keepwell. Each Borrower that is a Qualified ECP Guarantor at the time the joint and several liability of any Specified Loan Party (pursuant to Section 2.10), or the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrower’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
9.19    Releases.
(a)    On the Facility Termination Date, the Collateral shall be released from the Liens created by the Loan Documents, without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties, except for Collateral as to which the Lender has exercised any remedies. At the request and sole expense of any Loan Party following the Facility Termination Date, the Lender shall execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such payment and release.
(b)    Any of the Collateral sold, transferred or otherwise disposed of by any Loan Party in a Permitted Financed Property Disposition, shall be transferred free of the security interest created hereby on such Collateral, and such security interest shall automatically terminate upon such permitted disposition, in each case upon the satisfaction of any conditions set forth in the Loan Documents with respect to such Permitted Financed Property Disposition. The Lender, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary to evidence such release of the Liens created under the Loan Documents on such Collateral.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
COMPANY:
ASBURY AUTOMOTIVE GROUP, INC.
By:    /s/ Matthew Pettoni
Name:     Matthew Pettoni
Title:         Vice President and Treasurer

BORROWERS:
ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company
ASBURY IN CHEV, LLC, a Delaware limited liability company
ASBURY IN HON, LLC, a Delaware limited liability company
ATLANTA REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company
CROWN CHH L.L.C., a Delaware limited liability company
CROWN FDO L.L.C., a Delaware limited liability company
MCDAVID AUSTIN-ACRA, L.L.C., a Delaware limited liability company
MCDAVID FRISCO-HON, L.L.C., a Delaware limited liability company
MCDAVID HOUSTON-NISS, L.L.C., a Delaware limited liability company
Q AUTOMOTIVE CUMMING GA, LLC, a Delaware limited liability company
By:    /s/ Matthew Pettoni
Name:     Matthew Pettoni
Title:         Vice President and Treasurer

CREDIT AGREEMENT
(Asbury Automotive Group, Inc.)
Signature Page

LENDER:
BANK OF AMERICA, N.A.
By:    /s/ M. Patricia Kay
Name:    M. Patricia Kay
Title:    Senior Vice President

CREDIT AGREEMENT
(Asbury Automotive Group, Inc.)
Signature Page